Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 27, 2017, relating to the consolidated financial statements of US Foods Holding Corp. and subsidiaries appearing in the Annual Report on Form 10-K of US Foods Holding Corp. for the year ended December 31, 2016, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 14, 2017